The Klein Group, LLC
640 Fifth Avenue
New York, NY 10019

CONFIDENTIAL

June 16, 2026

Material Resource Acquisition Corp.

928 S Dixie Highway, Suite 1004

Lantana, FL 33462

Attn: Rick Bloom

Ladies and Gentlemen:

This letter agreement (this “Agreement”) confirms certain arrangements among Material Resource Acquisition Corp. (the “Client”), Lucid Capital Markets LLC (the “Representative”) and The Klein Group, LLC (“Advisor”) with respect to the engagement of Advisor by the Client as its financial advisor to provide the Services (as defined below). For purposes of this Agreement, “Transaction” means the initial public offering (the “Offering”) by the Client of units consisting of one Class A ordinary share and a fraction of a warrant to purchase Class A ordinary shares, pursuant to a registration statement (the “Registration Statement”) under the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission. The services to be provided by the Advisor to the Client will include, among other things, assisting in identifying investors for the risk capital private placement to be consummated concurrently with the Transaction, assistance in investor relations, strategy, and customary assistance in connection with consummating an initial business combination in collaboration with the Representative (the “Services”). The Advisor is not acting as an underwriter in connection with the Offering; the Advisor will not identify or solicit potential investors in the Offering or otherwise be involved in the distribution of the Offering, and will not sell or offer to sell any securities in the Offering and will not purchase any of the offered units. The Advisor has not, is not, and will not otherwise participate in the Offering as defined under FINRA Rule 5110.

1. As consideration for the Advisor’s services hereunder, the Client shall pay to the Advisor a cash fee equal to (i) 40% of the up-front cash fee to be paid to the Representative on the closing of a Transaction pursuant to the underwriting agreement (the “Underwriting Agreement”) to be entered into between the Client and the Representative (the “Up-front Fees”), and (ii) 60% of the deferred underwriting fee to be paid to the Representative following the closing of a Transaction pursuant to the Underwriting Agreement (the “Deferred Fees”). The Deferred Fees shall be subject to reduction if requested by the Client in an amount to be mutually agreed upon between the Client and the Representative that is commercially reasonable to such parties, such agreement not to be unreasonably withheld, conditioned or delayed (collectively, the “Advisory Fee”). The Up-front Fees shall be paid at the closing of the Transaction, and shall be reflected in the flow of funds, including with respect to any fees from the overallotment option exercised by the underwriters actually paid to the Representative, in each case consistent with the payment terms set forth in the Underwriting Agreement. Such payments shall be made to a bank account notified to the Client by the Advisor at least two business days prior to the closing date of the Transaction; provided, however, that, if the closing date(s) of any portion of the over-allotment option occurs on a date or dates after the closing date of the Transaction (each, an “Option Closing Date”), the portion of the Advisor’s Up-front Fees relating to each portion of the over-allotment option that is exercised shall be paid on the Option Closing Date on which that portion of the over-allotment option closes. The Deferred Fees shall be due and payable concurrently with, and only upon and to the extent of, the payment of such deferred underwriting fee to the Representative pursuant to the Underwriting Agreement. The Representative acknowledges and agrees that the up-front and deferred underwriting fees owed to the Representative pursuant to the Underwriting Agreement shall be reduced in the same amount as any Up-front Fees and Deferred Fees as the Client may owe to the Advisor pursuant to this Agreement so that Client’s expenses in connection with a Transaction are not increased in any amount as a result of this Agreement. Furthermore, to the extent that any deferred fees owed to the Representative pursuant to the Underwriting Agreement are reduced following consummation of a Transaction, the Deferred Fees owed to the Advisor hereunder shall be proportionately reduced. For the avoidance of doubt, no fees shall be owed hereunder unless and until there is a closing of a Transaction involving the Representative and Representative is paid its fees thereunder.

Nothing contained herein shall be deemed to limit in any manner the indemnification and other obligations of the Client under Annex A hereto.

2. In connection with the services to be provided hereunder, the Client will make available to Advisor all information in the possession or control of the Client that is reasonably necessary for Advisor to provide the services hereunder. The Client understands and confirms that (a) Advisor will use public reports and other information provided by others, including information provided by the Client, other parties and their respective officers, employees, auditors, attorneys or other agents in performing the services hereunder and (b) Advisor does not assume responsibility for, and may rely without independent verification upon, the accuracy and completeness of any such information. The Client will notify Advisor promptly if it learns of any material change in any information previously made available to Advisor by or on behalf of the Client or any third party.

3. Advisor shall keep all information made available to Advisor by or on behalf of the Client (the “Information”) confidential, except that nothing herein will prevent Advisor from disclosing the Information to the extent that such Information (a) is disclosed with the Client’s consent, (b) is disclosed to Advisor’s affiliates or any of Advisor’s or any of its affiliate’s representatives, directors, officers, employees, attorneys or agents (“Authorized Recipients”) in connection with the performance of Advisor’s services hereunder or for internal control or compliance purposes; provided that (i) such Authorized Recipients have been advised to keep the Information confidential in accordance with this Section 3 and (ii) Advisor shall be responsible for any breach of this Section 3 by an Authorized Recipient, or (c) is required to be disclosed by applicable law, regulation or the order of a court of competent jurisdiction or is requested to be disclosed by a regulatory authority having jurisdiction over Advisor or its representatives, provided, however, that prior to a disclosure pursuant to clause (c), Advisor shall, to the extent legally permissible and reasonably practicable under the circumstances, provide notice to the Client of such disclosure requirement such that the Client may seek (at the Client’s sole cost and expense) a protective order to avoid such disclosure or limit its scope or to obtain confidential treatment of that portion of the Information legally required to be disclosed. “Information” shall not include any information that (a) is or becomes generally available to the public (other than as a result of disclosure by Advisor or any Authorized Recipient in breach of this Agreement), (b) was available to Advisor or any Authorized Recipient on a non-confidential basis prior to its disclosure by the Client or its affiliates or the other parties to a Transaction or (c) becomes available to Advisor or an Authorized Recipient on a non-confidential basis from a person other than the Client or its affiliates or the other parties to a Transaction bound by a duty of confidentiality to the Client with respect to such information. This section shall survive for 12 months following the expiration or termination hereof.

4. The Client acknowledges that Advisor has been retained hereunder solely as an adviser to the Client to provide the Services, and not as an adviser to or agent of any other person (including, for the avoidance of doubt, Representative), and that Advisor’s engagement hereunder is as an independent contractor and not in any other capacity including as a fiduciary. Any duties of Advisor arising out of its engagement pursuant to this Agreement shall be owed solely to the Client. The Client agrees that, without Advisor’s prior written consent, (i) any information or advice provided by Advisor in connection with Advisor’s engagement hereunder may not be relied upon by any person or entity other than the Client (including, for the avoidance of doubt, Representative) and (ii) the Client will not disclose, summarize, excerpt from or otherwise refer to any such information or advice (other than to its advisors and representatives, in each case on a confidential basis in connection with the evaluation, structuring and consummation of an initial business combination and subject to the preceding clause (i)). Neither Advisor’s engagement hereunder, nor the delivery of any advice in connection with Advisor’s engagement hereunder, is intended to confer rights upon any persons other than Client (including, for the avoidance of doubt, Representative and security holders, employees, directors or creditors of the Client or Representative) as against Advisor, its affiliates or any of their respective representatives, directors, officers, employees or agents.

5. The Client acknowledges that it is not relying on the advice of Advisor for tax, legal, regulatory or accounting matters, it is seeking and will rely on the advice of its own professionals and advisors for such matters and it will make an independent analysis and decision regarding any Transaction, proposed business combination or other matter based upon such advice. In addition, the Client acknowledges that in no event shall Advisor act as an underwriter of any securities in connection with any Transaction. Advisor may, to the extent it deems appropriate, render the Services hereunder through one or more of its affiliates reasonably acceptable to the Client.

6. The Client agrees to indemnify the Advisor in accordance with Annex A hereto, the terms of which are incorporated into this Agreement in their entirety.

7. This Agreement will expire on the first (1st) anniversary of the date hereof, unless earlier terminated by the Client or Advisor upon thirty (30) days’ written notice; provided, however, this Agreement may be extended by mutual agreement of the Client and Advisor. Additionally, this Agreement may be terminated immediately by Client upon its determination that Advisor acted in bad faith, willful misconduct or gross negligence in the performance of the Services. Upon the expiration or termination of this Agreement, neither the Client nor Advisor shall have any liability or continuing obligation to the other party except for any fees accrued (subject to Section 1) by Advisor prior to the date of such expiration or termination. Notwithstanding the foregoing, Section 3, Section 4, Section 5, Section 6, this Section 7, Section 8, Section 9, Section 11, Section 12 and Annex A hereto shall remain operative regardless of the expiration or termination of this Agreement. It is also expressly agreed by the parties that, if a Transaction involving the Representative is consummated within twelve (12) months after the expiration or termination of this Agreement, Advisor shall be entitled to the applicable fees set forth herein; provided, that Advisor will not be entitled to such fees in the event of Advisor’s bad faith, gross negligence or willful misconduct in the course of performing its services hereunder.

8. The Client understands and acknowledges that Advisor or its affiliates may currently hold, or in the future may acquire, debt or equity securities (or other interests) issued by the Client or its affiliates, and will be under no obligation to sell any such holdings in connection with this engagement. The Client is aware that Advisor and/or its affiliates may currently or in the future (a) provide services to other parties with interests that conflict with the interests of the Client or (b) engage in transactions (as a principal or otherwise) that conflict with the interests of the Client. Advisor agrees to utilize its established information barrier procedures to limit any Information being provided to such affiliates but will use standard practices in the financial advisory industry to limit the use of any Information in any capacity by Advisor’s affiliates or its or their respective representatives, directors, officers, employees, attorneys or agents for anything other than the Advisor’s provision of the Services. Notwithstanding Client’s preceding acknowledgment of the potential conflicts, the Advisor acknowledges and accepts responsibility for any violation of such information barrier procedures and the use of the Information in violation thereof.

9. The Client acknowledges that Advisor may, at its option and expense and after announcement of the Transaction and solely with the consent of the Client (not to be unreasonably withheld), place announcements and advertisements, in a form reasonably approved by the Client, describing Advisor’s role in such Transaction and such other information as is publicly disclosed regarding the Transaction; provided, that in all cases such announcement or advertising shall comply with applicable law. If requested by Advisor, the Client shall include a mutually acceptable reference to Advisor in any press release or other public announcement made by the Client regarding the matters described in this Agreement.

10. [Intentionally Omitted].

11. This Agreement (including Annex A) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect the validity or enforceability of any other provision of this Agreement, which will remain in full force and effect. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by each party to be bound thereby. This Agreement may not be assigned by any party without the other parties’ prior written consent. This Agreement will be binding upon and inure to the benefit of the Client, Advisor, the Representative and their respective successors and permitted assigns. This Agreement may be executed in counterparts, each of which shall be an original instrument and all of which taken together shall constitute one and the same agreement.

12. This Agreement and any claim, counterclaim, proceeding or dispute of any kind or nature whatsoever, directly or indirectly, arising out of or in any way relating to this Agreement or Advisor’s engagement hereunder (a “Claim”), shall be governed and construed in accordance with the laws of the State of New York (without giving regard to any otherwise applicable conflict of laws rules). No such Claim shall be commenced, prosecuted or continued in any forum other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and each of the parties (on behalf of itself and its respective successors and assigns) hereto hereby submits to the jurisdiction and venue of such courts (and any appellate courts from any thereof) and personal service with respect thereto. Each of the parties hereto hereby waives on behalf of itself and its successors and assigns any and all right to argue that the choice of forum provision is or has become unreasonable in any legal proceeding. Each of the parties hereto hereby waives all right to trial by jury in any Claim (whether based upon contract, tort or otherwise) directly or indirectly, arising out of or in any way relating to this Agreement or Advisor’s engagement hereunder.

13. Notwithstanding anything to the contrary contained herein, Advisor acknowledges and agrees that it shall not make any claims or proceed against the funds held in the trust account (including any distributions therefrom to public shareholders) into which certain of the funds from the Transaction and concurrent risk capital private placement will be placed on the closing of such Transaction (the “Trust Account”). In the event that Advisor has a claim against the Client under this Agreement, it will pursue such claim solely against the Client and not against the property held in the Trust Account (or distributed therefrom to public shareholders).

[Signature Page Follows]

If the foregoing correctly sets forth our agreement, please sign and return a copy of this Agreement.

Very truly yours,

THE KLEIN GROUP, LLC

By:

Name: Jay Taragin

Title: Chief Financial Officer

Accepted and agreed as of the date first written above:

MATERIAL RESOURCE ACQUISITION CORP.

By:

Name:

Title:

LUCID CAPITAL MARKETS LLC

By:

Name:

Title:

Material Resource Acquisition Corp.

Lucid Capital Markets LLC

June 16, 2026

Annex A

In connection with the engagement of Advisor to render services to the Client pursuant to the Agreement to which this Annex A is attached, the Client and Advisor agree to the following:

The Client hereby agrees to indemnify and hold Advisor, its officers, directors, principals, employees, shareholders, affiliates, and members, and their successors and assigns (each, an “Indemnified Person”), harmless from and against any and all loss, claim, damage, liability, deficiencies, actions, suits, proceedings, costs and legal expenses or expense whatsoever (including, but not limited to, reasonable legal fees and other expenses and reasonable disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever, or in appearing or preparing for appearance as witness in any proceeding, including any pretrial proceeding such as a deposition) (collectively the "Losses") arising out of, based upon, or in any way related or attributed to (i) any breach of a representation, warranty or covenant by the Client contained in this Agreement or, (ii) any services performed pursuant to the Agreement by Advisor, unless it is finally judicially determined in a court of competent jurisdiction that such Losses were the result of the willful misconduct, bad faith or gross negligence of Advisor in performing the services pursuant to the Agreement.

The Client also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Client, its security holders or creditors related to, arising out of or in connection with Advisor’s engagement pursuant to the Agreement, Advisor’s performance of any services in connection therewith or any transaction contemplated thereby, except to the extent that any Losses are found by a court of competent jurisdiction in a final, non-appealable judgment to have resulted from such Indemnified Person’s gross negligence, bad faith, or willful misconduct; provided, however, that in no event shall the Indemnified Persons, in aggregate, be liable for or required to pay an amount in excess of the aggregate fees actually received by Advisor for any services in connection with Advisor’s engagement pursuant to the Agreement.

If Advisor receives written notice of the commencement of any legal action, suit or proceeding with respect to which the Client is or may be obligated to provide indemnification pursuant to this Annex A, Advisor shall, within thirty (30) days of the receipt of such written notice, give the Client written notice thereof (a "Claim Notice"). Failure to give such Claim Notice within such thirty (30) day period shall not constitute a waiver by Advisor of its right to indemnity hereunder with respect to such action, suit or proceeding, except and only to the extent such failure results in the forfeiture by the Client of substantial rights and defenses. Upon receipt by the Client of a Claim Notice from Advisor with respect to any claim for indemnification which is based upon a claim made by a third party ("Third Party Claim"), the Client may assume the defense of the Third Party Claim with counsel of its own choosing, as described below. Advisor shall cooperate in the defense of the Third Party Claim and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trial and appeals as may be reasonably required in connection therewith. Advisor shall have the right to employ its own counsel in any such action, which shall be at the Client's expense if (i) the Client and Advisor shall have mutually agreed in writing to the retention of such counsel, (ii) the Client shall have failed in a timely manner to assume the defense and employ counsel or experts reasonably satisfactory to Advisor in such litigation or proceeding or (iii) the named parties to any such litigation or proceeding (including any impleaded parties) include the Client and Advisor and representation of the Client and Advisor by the same counsel or experts would, in the reasonable opinion of Advisor, be inappropriate due to actual or potential differing interests between the Client and Advisor. The Client shall not satisfy or settle any Third Party Claim for which indemnification has been sought and is available hereunder, without the prior written consent of Advisor, which consent shall not be unreasonably withheld or delayed and which shall not be required if Advisor is granted an unconditional release containing no Advisor admission of fault or further obligations in connection therewith. The indemnification provisions hereunder shall survive the termination of this Agreement.

The Client further agrees, upon demand by Advisor, to promptly reimburse Advisor for, or pay, any Loss as to which Advisor has been indemnified herein with such reimbursement to be made currently as any Loss is incurred by Advisor. Notwithstanding the provisions of the aforementioned indemnification, any such reimbursement or payment by the Client of Loss incurred by Advisor shall be repaid by Advisor in the event of any proceeding in which a final judgment (after all appeals or the expiration of time to appeal) is entered in a court of competent jurisdiction against Advisor based upon its bad faith, gross negligence or knowing or willful misconduct in the performance of its duties under the Agreement, and provided further, that the Client shall not be required to make reimbursement or payment for any Loss in connection with any settlement effected without the Client’s prior written consent (which consent shall not be unreasonably withheld or delayed).

If for any reason the foregoing indemnification is unavailable or is insufficient to hold Advisor harmless (other than as provided above), the Client agrees to contribute the amount paid or payable by Advisor in such proportion as to reflect not only the relative benefits received by the Client, as the case may be, on the one hand, and Advisor, on the other hand, but also the relative fault of the Client and Advisor as well as any relevant equitable considerations. In no event shall Advisor contribute in excess of the fees actually received by it pursuant to the terms of the Agreement.

For purposes of the Agreement, each officer, director, shareholder, member, and employee or affiliate of Advisor and each person, if any, who controls Advisor (or any affiliate) within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended, shall have the same rights as Advisor with respect to matters of indemnification by the Client hereunder.